                                                                     EXHIBIT 2.1
                                                                     -----------

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 16/th/ day of March, 2000, by and among The BigHub.com, Inc., a Florida corporation ("BigHub"), the parties listed on Exhibit A hereto (the "Common
                                              ---------
Shareholders"), the parties listed on Exhibit B hereto (the "Preferred
                                      ---------
Shareholders," and together with the Common Shareholders the "Sellers"), and Next Generation Media Corporation, a Nevada corporation (the "Company").


                                   Recitals
                                   --------

     The Common Shareholders desire to sell to BigHub and BigHub desires to purchase from the Common Shareholders the number of shares of the Company's common stock, par value $.01 per share ("Company Common Stock"), set forth opposite each Common Shareholder's name on Exhibit A hereto.
                                           ---------

     The Preferred Shareholders desire to sell to BigHub and BigHub desires to purchase from the Preferred Shareholders (i) the number of shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share ("Company Preferred Stock") as set forth opposite each Preferred Shareholder's name on Exhibit A hereto; (ii) the number of shares of the Company Common Stock
        ---------
held by the Preferred Shareholders which has been issued to the Preferred Shareholders in payment of dividends on the Company Preferred Stock ("Dividend Stock," and together with the Company Common Stock and Company Preferred Stock, the "Shares") as set forth opposite each Preferred Shareholder's name on Exhibit
                                                                         -------
A hereto; and (iii) the number of Company warrants with an exercise price of
-
$0.16, which were issued in connection with the issuance of the Company Preferred Stock held by the Preferred Shareholders (the "Warrants") as set forth opposite each Preferred Shareholder's name on Exhibit A hereto.
                                                    ---------

     Joel Sens ("Sens") and Gerard R. Bernier ("Bernier"), two of the Common Shareholders, desire to sell to BigHub and BigHub desires to purchase from Sens and Bernier, the number of Company Common Stock purchase options, exercise price $.50 (the "Company Options") set forth opposite each of Sens' and Bernier's name on Exhibit C hereto.
   ---------

     BigHub shall grant to Sellers registration rights with respect to shares of BigHub common stock to be issued as consideration for the Shares, Warrants and Company Options purchased by BigHub from the Sellers pursuant to a Registration Rights Agreement entered into on the same day hereof (the "Registration Rights Agreement").

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                            Statement of Agreement
                            ----------------------

     1.   Sale and Purchase.
          -----------------

          a.   Securities to be Transferred. On the Closing Date, as defined in
               ----------------------------
     Section 9, Sellers shall sell and transfer the Shares to BigHub and BigHub
     ---------
     shall purchase the Shares from Sellers.

          b.   Purchase Price for Company Common Stock. At the Closing, as
               ---------------------------------------
     defined in Section 9, BigHub shall deliver to the Common Shareholders, as
                ---------
     the purchase price of the Company Common Stock, consideration of 819,164 shares of BigHub common stock, par value $0.001 per share ("BigHub Common Stock").

          c.   Purchase Price for Company Preferred Stock, Dividend Shares and
               ---------------------------------------------------------------
     Warrants. At the Closing, BigHub shall deliver to the Preferred
     --------
     Shareholders, as the purchase price of the Company Preferred Stock and Warrants, consideration of 227,273 shares of BigHub Common Stock. In addition, BigHub will deliver to the Preferred Shareholders, as the purchase price of the Dividend Stock, consideration of 32,500 shares of BigHub Common Stock.

          d.   Purchase Price of the Sens/Bernier Options. At the closing,
               ------------------------------------------
     BigHub shall deliver to Sens and Bernier, as the purchase price for the Company Options, common stock purchase options for 300,000 shares of BigHub Common Stock at an exercise price of equal to the fair market value of BigHub Common Stock on the date of Closing or $5.00, whichever is less.

          e.   Instruments of Conveyance and Transfer. At the Closing, Sellers
               --------------------------------------
     shall deliver to BigHub a certificate or certificates representing the Shares, or agreement or agreements representing the Company Options and Warrants, registered in Sellers' names, together with duly executed stock powers endorsed to BigHub with signatures guaranteed by a national bank or trust company or such other assignments or instruments of conveyance and transfer, in form and substance satisfactory to BigHub and its counsel, as shall be effective to vest in BigHub all of Sellers' right, title and interest in and to all of the Shares, free and clear of any agreements, restrictions, liens, adverse claims or encumbrances whatsoever.

     2.   Representations and Warranties by Sellers. Each Seller, on its own
          -----------------------------------------
behalf and as pertains only to such Seller and such Seller's respective interests being transferred hereunder, represents and warrants to BigHub that:

          a. Seller is, and at the Closing will be, the sole record and beneficial owner of the Shares, Company Options and/or Warrants, as the case may be, set forth opposite such Seller's name on Exhibit A, Exhibit B
                                                           ---------  ---------
     or Exhibit C hereto, as applicable; at the Closing, other than BigHub, no
        ---------
     person will have a right to acquire or direct the disposition, or hold a proxy or other right to vote or direct the vote, of such Shares, Company Options and/or Warrants; and Seller has, and at the Closing will have, good title to such Shares, Company Options and Warrants, free and clear of any agreements, restrictions, liens, adverse claims or encumbrances whatsoever. Other than this

     Agreement and the Company's redemption right with respect to the Company Preferred Stock there are, and at the Closing there will be, no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of such Shares, Company Options and Warrants, any interest therein or any rights with respect thereto, or relates to the voting, disposition, exercise, conversion or control of such Shares, Company Options and Warrants, or (ii) obligates Seller to grant, offer or enter into any of the foregoing.

          b. The sale by Seller of such Shares, Company Options and Warrants and the delivery of the certificates representing such Shares, Company Options and Warrants to BigHub against receipt of payment therefor pursuant hereto will transfer to BigHub indefeasible title to such Shares, Company Options and Warrants, free and clear of all agreements, trusts, liens, adverse claims and encumbrances whatsoever.

          c. Seller has the full right, power, authority and legal capacity to enter into this Agreement.

          d. Seller does not require any consent, approval, authorization or order of any court or governmental agency or body in order to consummate the transaction contemplated herein

          e. Neither the sale of the Shares, Company Options and Warrants being sold by the Seller nor the fulfillment of the terms hereof by Seller will conflict with, result in a breach or violation of, or constitute a default under any law or agreement or instrument to which Seller is a party or bound, or any judgment, order or decree applicable to Seller of any court, regulatory body, administrative agency, governmental body or arbitrator having the jurisdiction over the Seller.

          f. No rights of first refusal exist with respect to any of the Shares, Warrants or Company Options or the issue and sale thereof, other than those which have been waived or satisfied.

          g. This Agreement is a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms

          h. The Seller is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the Closing, has been afforded the opportunity to ask questions of and receive satisfactory answers from the Company's officers and directors, or other persons acting on the Company's behalf, concerning the business and financial condition, properties, operations and prospects of the Company and has asked such questions as he desires to ask and all such questions have been answered to the full satisfaction of the Seller.

          i. All documents, records and books pertaining to the business and financial condition, properties, operations and prospects of the Company which the Seller has requested have been made available to the Seller.

          j. The Seller understands that, unless the Seller notifies BigHub in writing to the contrary before the Closing, all the representations and warranties of the Seller contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Seller.

     3.   Representations and Warranties by Company. Company represents and
          -----------------------------------------
warrants to BigHub that:

          a.   Organization, Qualification, Etc. The Company is a corporation
               --------------------------------
     duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification except that, only as of the date hereof and not as of the Closing, the Company is not presently qualified to do business in Virginia. The copies of the Company's charter and by-laws which have been made available to BigHub are complete and correct and in full force and effect on the date hereof. Each of the Company's subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, limited partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. All the outstanding shares of capital stock of, or other ownership interests in, the Company's subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all mortgages, liens, loans and encumbrances other than the security interest of Banc First, an Oklahoma banking corporation. There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any subsidiary of the Company other than the right of first refusal with respect to the capital stock of the Company's subsidiary, Independent News, Inc., a Delaware corporation ("INI"), granted to Unico, Inc., a Delaware corporation.

          b.   Capital Stock. The authorized capital stock of the Company
               -------------
     consists of 50,000,000 shares of the Company Common Stock, par value $.01 per share; 1,000,000 shares of the Company's preferred stock, par value $.001 per share, of which 500,000 shares have been designated as Series A Convertible Preferred Stock and 500,000 shares have been designated Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock"). As of the date hereof, 4,516,818 shares of the Company Common Stock, 250,000 shares of the Series A Convertible Preferred Stock, and 65,000 shares of Series B Convertible Preferred Stock were issued and outstanding. All the outstanding shares of the Company Common Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock have been validly issued and are fully paid and non-assessable. As of the date hereof, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its stock other than options, warrants and other rights to receive or acquire an aggregate of 1,995,167 shares of the Company Common Stock pursuant to various option and warrant agreements.

          c.   Validity of Shares. The Shares are duly authorized and validly
               ------------------
     issued and are fully paid and non-assessable; no preemptive rights or, to the Company's knowledge, rights of first refusal of stockholders exist with respect to any of the Shares or the issue and sale thereof, other than those which have been waived or satisfied. In addition, the shares of Company Common Stock issuable upon exercise of the Warrants and Company Options have been duly authorized and upon issuance in accordance with the terms of such Warrants or Company Options, shall be validly issued, fully paid and non-assessable.

          d.   Corporate Authority Relative to this Agreement; No Violation. The
               ------------------------------------------------------------
     Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. No authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. The Company is not subject to or obligated under any charter, bylaw or contract provision or any governmental license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the approval of its stockholders, carrying out this Agreement.

          e.   Reports and Financial Statements. The Company has delivered to
               --------------------------------
     BigHub its audited financial statements for the year ended December 31, 1998 and its unaudited financial statements for the year ended December 31, 1999 (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and present fairly the financial condition and position of the Company as of the dates and for the periods indicated, subject to normal recurring year-end audit adjustments (which are not expected to be material) and except that the unaudited financial statements do not contain all footnotes required under generally accepted accounting principles.

          f.   No Undisclosed Liabilities. As of the date hereof, neither the
               --------------------------
     Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by GAAP to be reflected on a consolidated balance sheet, except liabilities or obligations reflected in any of the Financial Statements.

          g.   No Violation of Law. The businesses of the Company and its
               -------------------
     subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority, except where such conduct has no material adverse effect on the businesses of the Company and its subsidiaries. Except as otherwise disclosed herein, the Company and its subsidiaries have all permits, licenses and governmental authorizations material to ownership or occupancy of their respective properties and assets and the carrying on of their respective businesses.

          h.   Environmental Laws and Regulations. The Company and each of its
               ----------------------------------
     subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"). Neither the Company nor any of its subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law or that the Company or any subsidiary is a potentially responsible party at any Superfund site or state equivalent site ("Environmental Claims").

          i.   Change of Control Payments. The consummation of the transactions
               --------------------------
     contemplated by this Agreement will not, solely as a result of such consummation, (i) entitle any employees of the Company or any of the subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the benefit plans or (iii) result in any breach or violation of, or a default under, any of the benefit plans.

          j.   Absence of Certain Changes or Events. Other than as disclosed
               ------------------------------------
     in the Financial Statements or previously disclosed in writing to BigHub, since December 31, 1999 to the date hereof, the businesses of the Company and its subsidiaries have been conducted in all material respects in the ordinary course. Since December 31, 1999 to the date hereof, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of the Company or its subsidiaries nor have any such shares been repurchased or redeemed, other than dividends or distributions paid to the Company or a wholly-owned subsidiary and the dividends paid to the holders of the Company Preferred Stock in the form of 95,588 shares of Company Common Stock.

          k.   Litigation. There is no action, suit, proceeding or investigation
               ----------
     pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse effect in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing.

          l.   Tax Matters. Except for federal and Virginia tax returns for the
               -----------
     Company and federal and New Jersey tax returns for INI, each for the year 1998 and for each of which no tax liability exists and no penalty will be assessed, the Company has filed all requisite federal, state, local and foreign tax returns. All such returns are accurate in all material respects. The Company has paid all taxes pursuant to such returns, pursuant to any assessments received by it, or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The income tax returns of the Company have never been audited by local, state or federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company, except for taxes not yet due and payable.

          m.   Insurance. The Company is insured by insurers of recognized
               ---------
     financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

          n.   Title. Except as otherwise disclosed herein, the Company owns its
               -----
     property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases.

          o.   Intellectual Property. The Company owns, is licensed or otherwise
               ---------------------
     possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, all applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of the Company as currently conducted or planned to be conducted ("Intellectual Property"). The Company is not and will not be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder in breach of any license, sublicense or other agreement relating to the Intellectual Property or any license, sublicense or other agreement pursuant to which the

     Company is authorized to use any third party patents, trademarks or copyrights. All patents, registered trademarks, service marks and copyrights held by the Company are valid and enforceable. The Company (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark or copyright or the violation of any trade secret or other proprietary right of any third party; or (ii) has any knowledge that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

          p.   Internal Accounting Controls. The Company maintains a system of
               ----------------------------
     internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.   Representations and Warranties by BigHub.  BigHub hereby represents
          ----------------------------------------
and warrants to Seller that:

          a.   Investment Representations.
               --------------------------

               i. BigHub is acquiring the Shares for investment purposes only and not with a view to distribution or resale.

               ii. BigHub has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company.

               iii. BigHub has the ability to bear the economic risks of BigHub's prospective investment, and is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment.

               iv. BigHub is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended.

          b.   Organization, Qualification, Etc. BigHub is a corporation duly
               --------------------------------
     organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not in the aggregate have a material adverse effect on BigHub. The copies of BigHub's

     Articles of Incorporation, as amended, and By-laws which have been made available to the Sellers are complete and correct and in full force and effect on the date hereof.

          c.   Capital Stock. The authorized capital stock of BigHub consists of
               -------------
     50,000,000 shares of BigHub Common Stock, and 25,000,000 shares of preferred stock, par value $0.001 per share ("BigHub Preferred Stock"). The shares of BigHub Common Stock to be issued pursuant to this Agreement will, when issued, be validly issued fully paid and non-assessable. As of the date hereof, 18,605,976 shares of BigHub Common Stock and no shares of BigHub Preferred Stock were issued and outstanding. All the outstanding shares of BigHub Common Stock have been validly issued and are fully paid and non-assessable. As of the date hereof, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating BigHub to issue any shares of its capital stock other than options and other rights to receive or acquire an aggregate of 1,252,500 shares of BigHub Common Stock.

          d.   Corporate Authority Relative to this Agreement. BigHub has the
               ----------------------------------------------
     corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of BigHub and no other corporate or stockholder proceedings on the part of BigHub are necessary to authorize this Agreement, the issuance of the BigHub Common Stock and the other transactions contemplated hereby. No authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by BigHub of the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding obligation of BigHub, enforceable against BigHub in accordance with its terms.

     5.   Indemnification of Buyer by Sellers. Each Seller, on its own behalf
          -----------------------------------
and as pertains only to such Seller's representations and warranties made hereunder and not jointly or severally with any other Seller, agrees to indemnify, defend and hold harmless BigHub and its respective officers, directors, employees, attorneys, stockholders, controlling persons and affiliates (collectively, the "BigHub Indemnitees"), from, and will pay to the BigHub Indemnitees the amount of any damages arising from the breach or inaccuracy of any representation or warranty made by such Seller in this Agreement or any other certificate or document delivered by or on behalf of such Seller pursuant to this Agreement as a condition to Closing.

     6.   Indemnification of Buyer by Company. Company agrees to indemnify,
          -----------------------------------
defend and hold harmless the BigHub Indemnitees from, and will pay to the BigHub Indemnitees the amount of damages arising from the breach or inaccuracy of any representation or warranty made by Company in this Agreement or any other certificate or document delivered by or on behalf of Company pursuant to this Agreement as a condition to Closing; provided, however, that Company shall not be responsible for damages indemnifiable under this Section 6 unless and until
                                                    ---------
such damages in the aggregate exceed an amount equal to $100,000 (the "Basket Amount"). In the event that the aggregate of such damages exceeds the Basket Amount, Company shall indemnify the BigHub Indemnitees for all such damages, including the Basket Amount.

     7.   Covenants of Company.
          --------------------

          a. At the time of Closing, the Company hereby covenants to convert the 250,000 shares of Company Preferred Stock acquired by BigHub from the Preferred Shareholders hereunder into 668,449 shares of Company Common Stock.

          b. Except as may be consented to by BigHub, which consent shall not be unreasonably withheld, following the Closing, the Company:

               (i) shall, and shall cause each of its subsidiaries to, conduct its operations according to their ordinary and usual course of business;

               (ii) shall notify BigHub of any emergency or other change in the normal course of its or its subsidiaries' respective businesses or in the operation of its or its subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority;

               (iii) shall not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock other than the payment of dividends, in the form of 95,588 shares of Company Common Stock, to the holders of the Company Preferred Stock;

               (iv) shall not, and shall not permit any of its subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, (x) any merger, consolidation or business combination, (y) any acquisition of assets or securities or any disposition of assets or securities not in the ordinary course of business, or (z) any release or relinquishment of any material contract rights;

               (v) shall not, and shall not permit any of its subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, or as contemplated herein, purchase, exchange, convert or redeem any shares of its stock; and

               (vi) shall not, and shall not permit any of its subsidiaries to enter into any material agreement with aggregate consideration of $100,000 per year.

          c. The Company shall, as soon as practicable, upon the earlier of and with the proceeds from (i) a successful capital raising transaction contemplated by Section 8 hereof or (ii) the sale of INI, cause the
                     ---------
     redemption of the Series B Convertible Preferred Stock.

          d. The Company shall take all necessary action to cause Frank Denny and Chet Howard to be appointed to the Board of Directors of the Company as of the Closing Date and to serve until the next annual election of directors of the Company. In connection with such election, the Company shall take all necessary action to include Frank Denny and Chet Howard as nominees for the Board of Directors of the Company recommended by such Board of Directors of Company for election by Company's stockholders to such Board of Directors.

     8.   Covenants of BigHub. BigHub agrees to use its best efforts to assist
          -------------------
the Company in a debt and/or equity offering in which the Company will seek to raise up to $2,000,000. The offering will take place within six months of closing and neither BigHub nor the Company will have any liability or obligation relating to the success or instigation of any such offering.

     9.   Closing; Conditions to Closing. The closing of the sale to and
          ------------------------------
purchase by BigHub of the Shares, Warrants and Company Options (the "Closing") shall occur at such place and time agreed to by the parties hereto (the "Closing Date"); provided, however, if the Closing does not occur by March 31, 2000, this Agreement shall terminate without penalty to BigHub or Sellers unless such failure to close results from a breach of this Agreement by BigHub or Sellers. The obligation of BigHub to purchase the Shares, Warrants, and Company Options, and the obligation of the Sellers to sell the Shares, Warrants, and Company Options, shall be subject to the following conditions:

          a. Each of the representations and warranties made by Sellers in this Agreement being true and correct in all material respects at and as of the time of Closing.

          b. Sellers having performed in all material respects each and every covenant and agreement contained in this Agreement required to be performed by it by the time of Closing;

          c. Each Seller having furnished to BigHub an investment letter in a form which is acceptable to BigHub in its sole discretion;

          d. BigHub's funding of a loan in the principal amount of $500,000 pursuant to a promissory note from Company in substantially the form set forth on Exhibit D hereto;
              ---------

          e. All necessary consents and/or agreements having been obtained by the Company allowing the Company Options and Warrants to be transferred to BigHub, including any consent which may be necessary from the holders of the Series B Preferred Stock;

          f. BigHub having issued to Sens and Bernier options to purchase 200,000 shares each of BigHub Common Stock at an exercise price of $5.50 per share and vesting 1/3 at Closing, 1/3 on the first anniversary of Closing and 1/3 on the second anniversary of Closing; and

          g. The execution of a licensing agreement in substantially the form set forth on Exhibit E hereto between BigHub and Company.
                  ---------

     10.  Restrictive Legend. Each certificate representing (i) the shares of
          ------------------
BigHub Common Stock to be issued hereunder, or (ii) any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     11. Sellers consent to BigHub making a notation on its records and giving instructions to any transfer agent of the BigHub Common Stock in order to implement the restrictions on transfer established in this Section 10.
                                                           ----------

     11.  Severability. Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     12.  Applicable Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS,
          --------------
INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     13.  Expenses. Whether or not the transactions contemplated by this
          --------
Agreement are consummated, each of the parties hereto shall pay its respective fees and expenses incurred in connection herewith.

     14.  Entire Agreement. This Agreement constitutes the entire agreement and
          ----------------
supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     15.  Amendments. This Agreement may not be amended or modified except by a
          ----------
written instrument signed on behalf of each of the parties hereto.

     16.  Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

     17.  Notices. Any notice or other communication required or permitted
          -------
hereunder shall be in writing and either delivered personally, by facsimile transmission or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing) at the following addresses or FACSIMILE transmission numbers (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

          a.   If to BigHub:       The BigHub.com, Inc.
                                   Attn: Frank Denny
                                   2939 Mossrock, Suite 100
                                   San Antonio, TX 78230

with a copy (which shall not constitute notice) to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1500 Bank of America Plaza, 300 Convent Street, San Antonio, TX 78205, Attention: Alan Schoenbaum (facsimile transmission number: 210-224-2035).

          b. If to a Seller: at the address set forth opposite such Seller's name on Exhibit A or Exhibit B hereto, as applicable.
             ---------    ---------

          c.   If to the Company:  Next Generation Media Corp.
                                   Attn: President
                                   8380 Alban Road
                                   Springfield, Virginia

with a copy (which shall not constitute notice) to Williams & Connolly LLP, 725 12th Street, N.W. Washington, D.C. 20005, Attention: Jonathan Graham (facsimile transmission number : 202-434-5094).

     18.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     19.  Termination. Upon the failure of Sellers to obtain all releases of
          -----------
liens on their Shares prior to the Closing, this Agreement shall immediately become void and there shall be no further obligation hereunder on the part of any party hereto.

                           [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by themselves or their duly authorized representatives, on the date first written above.


                                        THE BIGHUB.com, INC.


                                        By: ____________________________________
                                            Chet Howard, Chief Financial Officer



                                        NEXT GENERATION MEDIA CORPORATION


                                        By: ____________________________________
                                            Gerard R. Bernier, President



                                        SELLERS:
                                        Common Shareholders:


                                        ________________________________________
                                        GERARD R. BERNIER


                                        ________________________________________
                                        JOEL SENS


                                        ________________________________________
                                        JOHN BANAS


                                        Preferred Shareholders:


                                        ________________________________________
                                        COMER M. ALDEN


                                        ________________________________________
                                        BEVERLY ARNOLD

                                        ________________________________________
                                        DAN E. BUTT


                                        ________________________________________
                                        M. A. DIZDAR


                                        ________________________________________
                                        A. BAKER DUNCAN


                                        ________________________________________
                                        SALLY W. DUNCAN


                                        ________________________________________
                                        LUELLA HARDIE


                                        ________________________________________
                                        JANE JACOBS


                                        ________________________________________
                                        JOHNNIE JEAN LOVETT


                                        ________________________________________
                                        THOMAS LOVETT


                                        ________________________________________
                                        MARY MALONE


                                        ________________________________________
                                        ELEANOR MORRISON


                                        ________________________________________
                                        RICHARD OLDFATHER

                                        ________________________________________
                                        DEBORAH QUEBE


                                        ________________________________________
                                        JORDAN REESE III


                                        ________________________________________
                                        EDDIE W. SPALTON


                                        TRES HOMBRES


                                        By: ____________________________________

                                        Name/Title: ____________________________


                                        ________________________________________
                                        FRED GRINSTEAD


                                        CLIFTON-NEMEC INVESTMENT FUND, L.P.

                                        By: ____________________________________

                                        Name/Title: ____________________________


                                        ________________________________________
                                        BARBARA T. GRINNAN


                                        RHOJCOAMT PARTNERSHIP, LTD.


                                        By: ____________________________________

                                        Name/Title: ____________________________


                                        ________________________________________
                                        PHILIP M. STEVENSON, JR.

                                        CITCAM STOCK


                                        By: ____________________________________

                                        Name/Title: ____________________________



                                        HARLON MORSE FENTRESS TRUST


                                        By: ____________________________________

                                        Name/Title: ____________________________



                                        DUNCAN-SMITH INVESTMENTS, INC.


                                        By: ____________________________________

                                        Name/Title: ____________________________



                                        RENAISSANCE CAPITAL PARTNERS I

                                        BY: RENAISSANCE CAPITAL GROUP


                                        By: ____________________________________

                                        Name/Title: ____________________________

                                   EXHIBIT A
                          TO STOCK PURCHASE AGREEMENT

                              COMMON SHAREHOLDERS
                              -------------------


-------------------------------------------------------------------------------------------------
                                                                            Number of Shares of
                                                                            Company Common Stock
           Name                                Address                      to be Sold to BigHub
           ----                                -------                      --------------------
-------------------------------------------------------------------------------------------------
Gerard R. Bernier           [This column intentionally left blank]                      1,088,581
-------------------------------------------------------------------------------------------------
Joel Sens                                                                                 910,725

-------------------------------------------------------------------------------------------------
John Banas                                                                                410,000

-------------------------------------------------------------------------------------------------
Total                                                                                   2,409,306
-------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                          TO STOCK PURCHASE AGREEMENT


                            PREFERRED SHAREHOLDERS
                            ----------------------

                                                            Number of
                                                            Shares of                            Number of    Number of Shares
                                                             Company                             Shares of     of BigHub to be
                                                            Preferred         Number of       Dividend Stock      issued to
                                                           Stock to be      Warrants to be     to be Sold to      Preferred
      Name               Address                         Sold to BigHub     Sold to BigHub        BigHub         Shareholder
      ----               -------                         --------------     --------------     -------------     -----------
-------------------------------------------------------------------------------------------------------------------------------
  Comer Alden            [This column intentionally           1,054               703                404             1,093
                         left blank]
-------------------------------------------------------------------------------------------------------------------------------
  Beverly Arnold                                              2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Dan E. Butt                                                 2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  M. A. Dizdar                                                2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  A. Baker Duncan                                             2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Sally W. Duncan                                             2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Luella Hardie                                               2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Jane Jacobs                                                 2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Johnnie Jean.                                               2,635             1,757              1,007             2,727
  Lovett
-------------------------------------------------------------------------------------------------------------------------------
  Thomas P. Lovett                                            2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Mary Malone                                                 2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Eleanor Morrison                                            2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Richard Oldfather                                           2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Deborah Quebe                                               2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Jordon Reese, III                                           2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Eddie Spalten                                               5,270             3,513              2,015             5,509
-------------------------------------------------------------------------------------------------------------------------------
  Tres Hombres                                                2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Fred Grinstead                                              2,635             1,757              1,007             2,727
-------------------------------------------------------------------------------------------------------------------------------
  Clifton-Nemec                                               2,721             1,814              1,041             2,813
  Investment
  Fund, L.P.
-------------------------------------------------------------------------------------------------------------------------------
  Barbara T.                                                  2,721             1,814              1,041             2,833
  Grinnan
-------------------------------------------------------------------------------------------------------------------------------
  Rhojcoamt                                                   2,721             1,814              1,041             2,833
  Partnership
-------------------------------------------------------------------------------------------------------------------------------
  Philip Stevenson                                            2,721             1,814              1,041             2,833
-------------------------------------------------------------------------------------------------------------------------------
  Citcam Stock Co.                                            5,442             3,628              2,082             5,700
-------------------------------------------------------------------------------------------------------------------------------
  Harlon Morse                                               16,325            10,883              6,243            16,993
  Fentress Trust
-------------------------------------------------------------------------------------------------------------------------------
  Duncan-Smith                                               13,769             9,179              5,266            14,316
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                            Number of
                                                            Shares of                            Number of    Number of Shares
                                                             Company                             Shares of     of BigHub to be
                                                            Preferred         Number of       Dividend Stock      issued to
                                                           Stock to be      Warrants to be     to be Sold to      Preferred
      Name               Address                         Sold to BigHub     Sold to BigHub        BigHub         Shareholder
      ----               -------                         --------------     --------------     -------------     -----------
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Co.
-------------------------------------------------------------------------------------------------------------------------------
Renaissance                                                 155,096           103,398             59,302           161,218
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  Total                                                     250,000           166,672             95,588           259,773
-------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT C
                          TO STOCK PURCHASE AGREEMENT

                            COMPANY OPTION HOLDERS
                            ----------------------



----------------------------------------------------------------------------------------------------------------------
                                                           Number of Company Options to be
                    Name                                          Sold to BigHub
                    ----                                          --------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
    Gerard R. Bernier                                                 150,000
----------------------------------------------------------------------------------------------------------------------
    Joel Sens                                                         150,000
----------------------------------------------------------------------------------------------------------------------
    Total                                                             300,000
----------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT D
                          TO STOCK PURCHASE AGREEMENT

                            FORM OF PROMISSORY NOTE
                            -----------------------



                                PROMISSORY NOTE


Date:                         March 16, 2000

Maker:                        Next Generation Media Corporation

Maker's Mailing Address:      8380 Alban Road
                              Springfield, Virginia  [ZIP]

Payee:                        The BigHub.com, Inc.
                              2939 Mossrock, Suite 100
                              San Antonio, TX  78230

Place for Payment:            The BigHub.com, Inc.
                              2939 Mossrock, Suite 100
                              San Antonio, TX  78230

Principal Amount:             FIVE HUNDRED THOUSAND DOLLARS ($500,000)

Annual Interest Rate on
Unpaid Principal until
Maturity Date:                Nine and Three-Quarters Percent (9.75%) per annum.

Annual Interest Rate on
Matured, Unpaid Amounts:      Ten and Three-Quarters Percent (10.75%) per annum.


Terms of Payment
(principal and interest):     Principal and interest is payable in one
                              installment on or before the first anniversary of the date hereof; provided, however, that the entire principal balance and any accrued interest shall be payable immediately upon completion by Maker of an equity or debt financing whereby Maker receives gross proceeds from such financing equal to or greater than One Million Five Hundred
                              Thousand Dollars ($1,500,000).

     For value received, Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment (in funds available for immediate use) the principal amount plus interest at the rates stated above.
All unpaid amounts shall be due and payable by the final scheduled payment date.

     Maker shall have the right at any time to prepay, prior to maturity, all or any part of the unpaid principal balance of this Promissory Note without penalty and interest shall immediately cease on any amount so prepaid. Prepayments shall be credited first to the payment of accrued interest and then to the reduction of the last maturing principal payments of this Promissory Note.

     Payee may, at its sole option, cause this Promissory Note to convert (in whole or in part) automatically on or before the Maturity Date into that number of shares of Maker's common stock, par value $.01 per share ("Maker Common Stock"), equal to: the amount designated by Payee to be converted (not to be in excess of the remaining outstanding principal and accrued interest as of the date of conversion), divided by Two Dollars ($2.00). Payee shall have the right to convert the Promissory Note into Maker Common Stock notwithstanding Maker's notice of prepayment pursuant to the preceding paragraph.

     Upon the surrender hereof accompanied by Payee's written request for conversion substantially in the form of Exhibit "A" attached hereto at Maker's Mailing Address (or any other place Maker may designate in writing), Maker shall, within ten (10) days from the date of conversion, deliver to Payee one or more certificates representing the number of shares of Maker Common Stock into which this Promissory Note has been converted and a new Promissory Note, in the form hereof for the balance of the amount not converted. Maker shall also furnish certified copies of corporate authorizations and charter documents which, in the reasonable opinion of Payee's counsel, evidences the authority of the Maker to issue such shares of Maker Common Stock upon the conversion of this Promissory Note. In the event of a conversion of the entire Promissory Note, Maker shall also remit to Payee a check representing any fractional share of Maker Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which Maker shall have received a valid request to convert.

     If Maker defaults in the payment of this Promissory Note, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this Promissory Note immediately due. Maker and each surety, endorser and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests and notices of protest, to the extent permitted by law. For purposes of this Promissory Note, Maker shall be deemed to have received notice of a default upon the earlier of (i) actual receipt or (ii) five (5) days after said notice has been sent by certified mail, return receipt requested (postage prepaid).

     If this Promissory Note given to an attorney for collection or enforcement, or if suit is brought for collection, or if it is collected through bankruptcy or other judicial proceeding, then Maker shall pay Payee all costs of collection or enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

     Neither a delay on the part of Payee in the exercise of any power or right under this Promissory Note, nor a single or partial exercise of any such power or right, shall operate as a waiver thereof. Enforcement by Payee of any of its rights hereunder shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.

     Regardless of any provision contained herein concerning the debt evidenced by this Promissory Note, interest on such debt shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount of nonusurious interest, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof.

     This Promissory Note is delivered and is intended to be paid and performed in the State of Texas without regard to any otherwise applicable principles of conflicts of laws, and the laws of such state shall govern the construction, validity, enforcement, and interpretation hereof.

     Maker represents and warrants that it is not subject to any bankruptcy court, and has not filed any bankruptcy petition which has not been discharged or dismissed.

     Maker is responsible for all obligations represented by this Promissory
Note.

     When the context requires, the terms Maker and Payee, and other singular nouns and pronouns include the plural.


                    MAKER:    NEXT GENERATION MEDIA CORPORATION


                              By: _______________________________________
                                  Gerard R. Bernier, President

                                   EXHIBIT A
                              TO PROMISSORY NOTE

                          [Form of Conversion Notice]


To Next Generation Media Corporation:

     The undersigned owner of this Promissory Note hereby irrevocably exercises the option to convert this Promissory Note, or portion hereof below designated, into shares of common stock, par value $.01 per share, of Next Generation Media Corporation issuable and deliverable upon the conversion and any Promissory Note representing any unconverted amount hereof, be issued and delivered to The BigHub.com, Inc. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.



Dated: ________________________         The BigHub.com, Inc.

                                        By: __________________________
                                            Name:
                                            Title:


Amount to be Converted:  $_____________________


Fill in for registration of the shares of common stock and Promissory Note if to be issued otherwise than to the registered holder.


_____________________________
Name

_____________________________
Social Security or other
Taxpayer Identification
Number


_____________________________
_____________________________
_____________________________
Please print name and address
(including zip code number)

                                   EXHIBIT E
                          TO STOCK PURCHASE AGREEMENT


                          FORM OF LICENSING AGREEMENT
                          ---------------------------


                  LICENSING and STRATEGIC ALLIANCE AGREEMENT


This Licensing and Strategic Alliance agreement ("Agreement") is made this 16th day of March, 2000, between The BigHub.com, a Florida corporation located at 3388 Via Lido, Newport Beach, California, 92663 ("BigHub") and Next Generation Media Corp., a Nevada corporation located at 8380 Alban Road, Springfield, Virginia, 22150 ("NexGen").



I.  Recitals


A. NexGen has significant expertise in the business of direct-mail marketing in the local and national marketplace, and intends to expand its business to the developing market on the Internet.

B. BigHub has significant experience in the development of commercial websites on the Internet, and in providing secure e-commerce functions to its clients. BigHub intends to expand its business through increased advertising in non-electronic mediums.

C. NexGen and BigHub wish to enter into a strategic alliance whereby BigHub will establish a commercial presence on the Internet for NexGen, and NexGen will assist BigHub in advertising its e-commerce capabilities in NexGen advertising mediums.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:


                                   ARTICLE I
                                     TERM

The term of this agreement shall commence as of the date of this Agreement, and shall continue for a period of three (3) year. Thereafter, this agreement shall automatically extend for successive one (1) year periods, unless otherwise cancelled in writing, sixty (60) days prior to the anniversary date of this agreement or any one-year extension thereof.



                                  ARTICLE II
                               DUTIES OF BIGHUB

Hosting and Maintenance. BigHub shall host and maintain the NexGen website, and
-----------------------
shall post yellow page listings, coupons, and webpages provided by NexGen in formats established by

NexGen and BigHub. BigHub shall coordinate with NexGen to develop a process for updating and changing coupons and webpages.

Internet Strategic Planning.  BigHub shall share with NexGen its Internet
----------------------------
development strategies to enhance the mutual development of both NexGen and BigHub.

Marketing.  BigHub shall identify and pursue national marketing opportunities
----------
for the mutual benefit of both NexGen and BigHub.

                                  ARTICLE III
                               DUTIES OF NEXGEN

Local Marketing Expertise.  NexGen shall share with BigHub its knowledge of
--------------------------
marketing and advertising techniques to be applied to local communities.

Marketing.  NexGen shall provide marketing support to BigHub in the following
----------
manner:

     a) NexGen shall promote BigHub on the exterior of NexGen cooperative Coupon mailing envelopes;
     b) Where appropriate, NexGen will promote BigHub within its other product lines;
     c) NexGen will identify and utilize media trades (including radio, cable television, and search engines) that will provide additional promotional opportunities for BigHub;
     d) NexGen shall place advertisements in Independent News and certain affiliated free community newspapers.

Advertising Services.  NexGen will make available to BigHub its designs,
---------------------
printing and advertising services on a project-by-project cost-plus basis.

                                  ARTICLE IV
                                 MUTUAL DUTIES

NexGen and BigHub shall, for their mutual benefit, make all reasonable efforts to identify and utilize cross-selling opportunities for all product lines made available on the Internet and other Internet activities.

                                   ARTICLE V
                         INTELLECTUAL PROPERTY RIGHTS

Trademark, Service Mark, and Other Intellectual Property.  NexGen agrees and
---------------------------------------------------------
acknowledges that it acquires no right, title or interest in any copyright, trademark, service mark, trade name, or patent (collectively, "Intellectual Property Rights") of BigHub by virtue of this

Agreement and that all uses of BigHub's Intellectual Property Rights pursuant to this Agreement shall remain solely with BigHub.

Software Licensing.  BigHub shall grant to NexGen a nonexclusive,
------------------
nontransferable, worldwide, paid-up, royalty-free license for its internal use, including the right to copy or reproduce such software for use in as many sites and locations as desired by NexGen for any and all business purposes, of all software owned or developed by BigHub used in connection with or related to NexGen.

Software Development.  Any software developed by BigHub (alone or jointly with
---------------------
NexGen) for the exclusive use of NexGen and/or the commercial website, shall be the exclusive property of NexGen, and BigHub shall be deemed a "work for hire" with respect to all such software it develops for NexGen. NexGen shall grant non-exclusive, non-transferable, worldwide, royalty-free license to BigHub to use any such software to the extent necessary to operate the website and facilitate links and transactions between NexGen and BigHub.

                                  ARTICLE VI
                                  TERMINATION

Mutual Consent to Terminate.  This agreement may be terminated at any time upon
----------------------------
the mutual consent of both parties.

Termination - Notice Required.  If either party is in breach or default of a
------------------------------
material provision of this Agreement and such material breach or default is not cured within thirty (30) days after written notice thereof from the non-defaulting party under this Agreement, or reasonable action to cure has not been diligently initiated and pursued if a cure cannot be effected within thirty (30) days, then this Agreement may be terminated at the election of the non-defaulting party.

Termination - Notice Not Required.  Unless otherwise prohibited by law, this
----------------------------------
Agreement may be terminated at the option of either party with no requirement of notice, if any of the following occurs:

          a) Either party becomes insolvent, or voluntary or involuntary proceedings are instituted against either party under any federal, state, or other bankruptcy or insolvency law, or a receiver is appointed for either party;

          b) Either party's business is placed under attachment, garnishment or other restrictive process involving a significant portion of the business of either party; or

          c) Either party ceases to function as a going concern or ceases to conduct its business operations.

Remedies Not Exclusive: Specific Performance.  The provisions of this Article
---------------------------------------------
shall be deemed in addition to and not in substitution of any and all other rights or remedies which the parties may have against each other, including, but not limited to, the initiation of any proceeding in the nature of specific performance, injunction or any other equitable remedy, it being specifically acknowledged by each party that damages at law may be an inadequate remedy.

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

                                  ARTICLE VII
                                 CONSIDERATION

In consideration for this Agreement NexGen will issue to BigHub 250,000 shares of NexGen restricted common stock. Any future consideration will be based on the benefit and expenses realized by the parties in fulfillment of their obligations under this Agreement.



                                  ARTICLE VIII
                                CONFIDENTIALITY

Neither party may, at any time during the term of this Agreement or thereafter, without the written consent of the other party, disclose to any person or entity, other than an employee of the disclosing party, any confidential information the party may obtain during the term of this Agreement relating to the business, financial condition, results of operations, lists of existing and potential customers, assets, liabilities, trade secrets, products, processes, methods, techniques, formulas, projects, developments, research data, plans or future prospects of the party, except when necessary (i) to respond to lawful process or appropriate government inquiry; (ii) to comply with applicable law;
(iii) to establish a lawful claim or defense, or (iv) to obtain reasonably necessary advice of counsel. Notwithstanding the foregoing provisions of this Article, confidential information shall not include any information known generally to the public or persons engaged in the same business or business similar to that conducted by the disclosing party (other than as a result of unauthorized disclosure in violation of this Article). If any arbitrator referred to in Section X of this Agreement finds a violation of this Article, he shall have the power to issue an order enjoining any party from further disclosures of confidential information, in addition to any award of compensatory damages for a breach of this Article.



                                  ARTICLE IX
                          INDEMNIFICATION AND EXCUSE


Indemnification.  Except as otherwise provided herein, if there is a breach of
---------------
any covenant, representation or warranty by either party, said party (the "Indemnifying Party") shall protect, defend, indemnify, and hold the other party (the "Indemnified Party") and its directors, employees, officers, agents and shareholders, harmless, from and against any and all claims, actions, proceedings, damages, costs, expenses, and other losses and liabilities (including without limitation attorney's and accountant's fees) directly or indirectly incurred or suffered by the Indemnified Party as a result of, arising out of, or in connection with said breach by the Indemnifying Party. This provision shall remain in full force despite the termination of this Agreement.

Limitation of Liability.  Under no circumstances shall either party be liable to
------------------------
the other under this Agreement for punitive damages.

Excuse/Force Majeure.  No party shall have any obligation or responsibility to
---------------------
another if the performance of an obligation is delayed or becomes impossible as a result of any "Excusable Event" or force majeure, provided that the party incurring delay notifies the other party of the cause and expected duration of the delay. Such notice shall be provided as soon as practicable and no later than five (5) business days of discovery of the Excusable Event or force majeure condition. Thereupon, the time within which the party experiencing such occurrence shall have to perform its obligations hereunder shall, to the extent necessitated by such occurrence and for the duration of such occurrence, be appropriately delayed. For purposes hereof, an "Excusable Event" shall consist of any occurrence beyond the reasonable control of the party claiming the Excusable Event including, but not limited to, acts of nature, acts of any governmental authority, inability to procure materials or to manufacture or ship ordered goods because of governmental priority orders or allocations or restrictions upon the use of materials or manpower, strikes, labor disputes, embargoes, fires, floods, epidemics, quarantine restrictions and unusually severe weather.



                                   ARTICLE X
                                 MISCELLANEOUS

Non-Assignability.  This Agreement, or any part hereof, may not be assigned by
-----------------
either party without the express written consent of the other party.

Confidentiality.  Each of the parties undertakes and agrees to maintain in
----------------
confidence, and to require its directors, officers, employees, and agents to maintain confidence, and to refrain from disclosing to others, or to permit the use or disclosure to others, of any and all information belonging or relating to the Agreement, except to the extent that such a disclosure is otherwise required by law or court order, or to the extent that such disclosure is agreed in advance by the parties.

Modification.  This Agreement contains all of the agreements between the parties
-------------
with respect to the subject matter hereof. Any modification or change in this Agreement shall be in writing and signed by all parties.

Severability.  If any provision, sentence, phrase or word of this Agreement or
-------------
the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase or word to persons or circumstances, other than those as to which it is held invalid, shall not be affected thereby.

Counterparts.  This Agreement may be executed in counterparts, each of which
-------------
shall be deemed an original, but all of which shall constitute one of the same instrument. In addition, this Agreement may contain more than one counterpart of the same signature page and this Agreement may be executed by the affixing of the signatures of each of the parties to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Notices.  Any notice to any party shall be timely furnished if sent by prepaid,
--------
certified, or registered mail return receipt requested, or by courier service, with return receipt requested, to the following representatives at the addresses listed below or at such changed addresses as any party shall designate from time to time by giving written notice to the other party in accordance herewith.
Such notice shall be deemed given four (4) days after its deposit in the United States mail as evidenced by its postmark, or time-stamped receipt of delivery from a courier service as evidence by a time-stamped receipt, as applicable.
All notices relative to the parties hereto will be forwarded to the contacts and addresses below:

               To NexGen:
                     ATTN: Gerard Bernier
                     8380 Alban Road
                     Springfield, VA 22150


               To The BigHub.com:
                     ATTN: Chet Howard
                     3388 Via Lido
                     Newport Beach, CA 92663


Interpretation and Governing Law.  When the context in which the words are used
--------------------------------
in this Agreement indicates that such is the intent, words in the singular shall include the plural and vice versa. This Agreement shall be governed and construed with the laws of the State of Texas. The parties hereto consent to jurisdiction and venue in the State of Texas.

Arbitration.  If any dispute arises between the parties concerning the conduct
------------
of business, either party may submit to the other written notice of intent to arbitrate. The parties shall negotiate in good faith for a period of thirty
(30) days (the "Negotiation Period") following the issuance of such written notice to resolve such dispute between themselves, giving due regard to the purposes and intent of this Agreement. If the parties hereto are unable to agree to a mutually satisfactory resolution of a dispute during the Negotiation Period, the matter shall be submitted to legally binding arbitration in the State of Texas in accordance with the rules of the American Arbitration Association.

Headings.  Paragraph headings contained herein are solely for the purpose of
---------
aiding the speedy location of such matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in cases of any question with respect to the construction of this Agreement, it is to be construed as though the paragraph headings have been omitted.

Authority.  The parties acknowledge that the persons who are signing this
----------
Agreement on behalf of each party have the authority to sign this Agreement and bind their respective parties to the terms hereof.

Entire Agreement.  This Agreement represents the entire agreement between the
----------------
parties with respect to the subject matter hereof, and no representations, warranties, inducements or oral agreements have been made by either party except as expressly set forth herein.

Waiver.  The observance of any term of this Agreement may be waived only by
-------
writing signed by the party to be bound thereby. The waiver by a party of any right, remedy, breach or default shall not be deemed to constitute a waiver of any other right, remedy, breach or default. The failure of any party to enforce any provision shall not be construed as or constitute a waiver of the right of such party to enforce such provision.





IN WITNESS WHEREOF, the parties hereof execute this Agreement as the day and year first written above.





                                    The BigHub.com


                                    ______________________________
                                    By:
                                    Title:


                                    Next Generation Media Corp.